EXHIBIT  1.1


                            STOCK EXCHANGE AGREEMENT
                            ------------------------


     THIS STOCK EXCHANGE AGREEMENT (the "Agreement"), dated as of _____________, 1998, is by and among RICK'S CABARET INTERNATIONAL, INC., a Texas corporation ("Rick's"), and each of the persons or entities whose names appear and who are identified as stockholders on the signature page hereof (individually, a "STOCKHOLDER" and collectively the "STOCKHOLDERS"), such persons or entities being registered holders of capital stock of Taurus Entertainment Companies, Inc., a Colorado corporation ("Taurus").

                                 R E C I T A L S
                                 ---------------

     WHEREAS, each Stockholder is the record and beneficial owner of the number of shares of common stock, $.001 par value of Taurus indicated in the table set forth as Exhibit A to this Agreement (which shares are hereinafter collectively referred to as the "Taurus Stock");

     WHEREAS, Rick's desires to acquire from the Stockholders, and the Stockholders desire to convey to Rick's, all of the issued and outstanding Taurus Stock owned by the Stockholders in exchange for shares of voting common stock, $0.01 par value of Rick's (the "Rick's Stock"), all on the terms and conditions set forth below;

     NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements and the respective representations and warranties herein contained in this Agreement, and on the terms and subject to the conditions set forth in this Agreement, the parties hereto, intending to be legally bound, hereby agree as follows:


                                   ARTICLE I
                               EXCHANGE OF SHARES

     Section  1.1     Taurus  Stock.  At  the  Closing  (as defined below), each
                      -------------
Stockholder shall transfer, convey and deliver to Rick's the number of shares of Taurus Stock set forth opposite their name on Exhibit A hereto, and shall deliver to Rick's stock certificates representing the Taurus Stock, duly endorsed to Rick's or accompanied by duly executed stock powers in form and substance satisfactory to Rick's.

     Section  1.2     Rick's  Stock.  At the Closing, in exchange for each share
                      -------------
of Taurus Stock transferred to Rick's, Rick's shall issue and deliver to each Stockholder the number of shares of Rick's Stock set forth opposite their name on Exhibit A hereto. The transaction by which the transfer shall take place is referred to in this Agreement as the "Exchange".

                                   ARTICLE II
                                   THE CLOSING

     The Closing of the transactions contemplated by this Agreement (the "Closing") shall take place at 4:00 p.m. on ______________, 1998 (the "Closing Date"), at the offices of Axelrod, Smith & Kirshbaum, 5300 Memorial Drive, Suite 700, Houston, Texas 77007 or at such other time and place as agreed upon among the parties hereto.


                                   ARTICLE III
               REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

     Each of the Stockholders hereby severally represents and warrants to Rick's as follows:

     Section  3.1     Ownership  of  the  Taurus  Stock.  The  Stockholder owns,
                      ---------------------------------
beneficially and of record, that number of shares of Taurus Stock set forth opposite the Stockholder's name on Exhibit A hereto; except for restrictions imposed by federal and state securities laws, (i) such shares are owned by such Stockholder free and clear of any liens, claims, equities, charges, options, rights of first refusal, or encumbrances; (ii) the Stockholder has the unrestricted right and power to transfer, convey and deliver full ownership of such shares without the consent or agreement of any other person and without any designation, declaration or filing with any governmental authority; and, (iii) upon the transfer of such shares to Rick's as contemplated herein, Rick's will receive good and valid title thereto, free and clear of any liens, claims, equities, charges, options, rights of first refusal, encumbrances or other restrictions.

     Section  3.2     Organization.  If the Stockholder is either a corporation,
                      ------------
limited liability company or partnership, it represents and warrants that it is duly organized, validly existing and in good standing under the laws of the state of its incorporation or formation, with full power and authority and all necessary governmental and regulatory licenses, permits and authorizations to carry on the businesses in which it is engaged, to own the properties that it owns currently and will own at the Closing, and to perform its obligations under this Agreement. If the Stockholder is a corporation, limited liability company or partnership it is qualified as a foreign corporation, foreign limited liability company or foreign partnership (which ever the case may be) and is in good standing in each jurisdiction in which the failure to qualify would have material adverse effect on the business, properties or condition (financial or otherwise) of the corporate, limited liability company or partnership Stockholder.

     Section  3.3     Authorization.  If the Stockholder is a person, then he or
                      -------------
she is of the full age of majority, with full power, capacity and authority to enter into this Agreement and perform the obligations contemplated hereby by and for himself or herself and his or her spouse, if any. If the Stockholder is a corporation, limited liability company or partnership, then all corporate, limited liability company or partnership action on the part of the corporate, limited liability company or partnership Shareholder necessary for the authorization, execution, delivery and performance of this Agreement and the transactions contemplated hereby has been taken or will be taken prior to the Closing. All action on the part of the Stockholder necessary for the authorization, execution, delivery and performance of this Agreement by the Stockholder has been taken or will be taken prior to the Closing. This Agreement constitutes a valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, subject to bankruptcy, insolvency, reorganization, and other laws of general application relating to or affecting creditors' rights and to general equitable principles.

     Section  3.4     Pending  Claims.  There  is  no  claim,  suit,  action  or
                      ---------------
proceeding, whether judicial, administrative or otherwise, pending or, to the best of the Stockholder's knowledge, threatened that would preclude or restrict the transfer to Rick's of the Taurus Stock owned by the Stockholder or the performance of this Agreement by the Stockholder.

     Section  3.5     No  Default.   The  execution, delivery and performance of
                      -----------
this Agreement by the Stockholder does not and will not constitute a violation or default under or conflict with any contract, agreement, understanding or commitment to which such Stockholder is a party or by which such Stockholder is bound.

     Section  3.6     Acquisition  of  Stock  for  Investment.  The  Stockholder
                      ---------------------------------------
understands that the issuance of Rick's Stock will not have been registered under the Securities Act of 1933, as amended (the "Act"), or any state securities acts, and, accordingly, are restricted securities, and that he/she represents and warrants to Rick's that his/her present intention is to receive and hold the Rick's Stock for investment only and not with a view to the distribution or resale thereof.

     Additionally, the Stockholder understands that any sale by the Stockholder of any of the Rick's Stock received under this Agreement will, under current law, require either (a) the registration of the Rick's Stock under the Act and applicable state securities acts; (b) compliance with Rule 144 of the Act; or
(c) the availability of an exemption from the registration requirements of the Act and applicable state securities acts. The Stockholder understands that Rick's has not undertaken and does not presently intend to file a Registration Statement to register the Rick's Stock to be issued to the Stockholder. The Stockholder hereby agrees to execute, deliver, furnish or otherwise provide to Rick's an opinion of counsel reasonably acceptable to Rick's prior to any subsequent transfer of the Rick's Stock, that such transfer will not violate the registration requirements of the federal or state securities acts. The Stockholder further agrees to execute, deliver, furnish or otherwise provide to Rick's any documents or instruments as may be reasonably necessary or desirable in order to evidence and record the Rick's Stock acquired hereby.

     To assist in implementing the above provisions, the Stockholder hereby consents to the placement of the legend, or a substantially similar legend, set forth below, on all certificates representing ownership of the Rick's Stock acquired hereby until the Rick's Stock has been sold, transferred, or otherwise disposed of, pursuant to the requirements hereof. The legend shall read substantially as follows:

"THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES ACTS. THESE SECURITIES MUST BE ACQUIRED FOR INVESTMENT, ARE RESTRICTED AS TO TRANSFERABILITY, AND MAY NOT BE SOLD, , HYPOTHECATED, OR OTHERWISE TRANSFERRED WITHOUT COMPLIANCE WITH THE REGISTRATION AND QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE
SECURITIES  LAWS  OR  APPLICABLE  EXEMPTIONS  THEREFROM."

     In addition, each Stockholder consents to Rick's placing a "stop transfer notation" in its corporate records concerning the transfer of the Rick's Stock acquired by each Stockholder.

     Section  3.7     Subscription  Agreement.  The  Stockholder  hereby
                      -----------------------
acknowledges, as a condition to the consummation of the transactions contemplated hereby, that he/she will, simultaneously with the execution of this Agreement execute a Subscription Agreement containing additional representations and warranties relating to the issuance of the Rick's Stock to the Stockholder.

     Section  3.8     Stockholder Access to Information.  The Stockholder hereby
                      ---------------------------------
confirms and represents that he/she: (a) has been afforded the opportunity to ask questions of and receive answers from representatives of Rick's concerning the business and financial condition, properties, operations and prospects of Rick's and has asked such questions as he/she desires to ask and all such questions have been answered to the full satisfaction of the Stockholder; (b) has such knowledge and experience in financial and business matters so as to be capable of evaluating the relative merits and risks of the transactions contemplated hereby; (c) has had an opportunity to engage and is represented by an attorney of his/her choice; (d) has had an opportunity to negotiate the terms and conditions of this Agreement; (e) has been given adequate time to evaluate the merits and risks of the transactions contemplated hereby; and (f) has been provided with and given an opportunity to review all current information about Ricks including Ricks (A) Annual Report, which includes its Form 10-KSB for the fiscal year ended September 30, 1997, (B) Form 10-QSB for the quarters ended December 31, 1997 and March 31, 1998 (C) Form S-3 Prospectus dated May 7, 1998 and (D) Proxy Statement dated May 28,1998.

     Section 3.9     Disclosure.  To the best of the Stockholder's knowledge, no
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representation  or  warranty  of  the  Stockholder  contained  in this Agreement
(including the exhibits and schedules hereto) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

     Section 3.10    Indemnification by Stockholder  The  Stockholder recognizes
                     ------------------------------
that the Exchange being conducted with Rick's is based, to a material degree, upon the representations and warranties of Stockholder as set forth and contained herein and the Stockholder hereby agrees to indemnify and hold harmless Rick's against all damages, costs, or expenses (including reasonable attorney's fees) arising as a result of any breach of representation or warranty or omission made herein by the Stockholder.

     If any action is brought against Rick's in respect of which indemnity may be sought against the Stockholder pursuant to the foregoing paragraph, Rick's shall promptly notify the Stockholder in writing of the institution of such action (but the omission to so notify the Stockholder shall not relieve it from any liability that it may have to Rick's except to the extent the Stockholder is materially prejudiced or otherwise forfeit substantive rights or defenses by reason of such failure), and the Stockholder shall assume the defense of such action, including the employment of counsel to be chosen by the Stockholder to be reasonably satisfactory to Rick's, and payment of expenses. Rick's shall have the right to employ the Stockholder's or their own counsel in any such case, but the fees and expenses of such counsel shall be at Rick's expense, unless the employment of such counsel shall have been authorized in writing by the Stockholder in connection with the defense of such action, or the Stockholder shall not have employed counsel to take charge of the defense of such action, or counsel employed by the Stockholder shall not be diligently defending such action, or Rick's shall have reasonably concluded that there may be defenses available to it which are different from or additional to those available to the Stockholder, or that representation of Rick's by the same counsel would be inappropriate under applicable standards of professional conduct due to actual or potential differing interests between them (in which case the Stockholder shall not have the right to direct the defense of such action on behalf of Rick's), in any of which event such fees and expenses shall be borne by the Stockholder. Anything in this paragraph to the contrary notwithstanding, the Stockholder shall not be liable for any settlement of, or any expenses incurred with respect to, any such claim or action effected without the Stockholder's written consent, which consent shall not be unreasonably withheld. The Stockholder shall not, without the prior written consent of Rick's effect any settlement of any proceeding in respect of which Rick's is a party and indemnity has been sought hereunder unless such settlement includes an unconditional release of Rick's from all liability on claims that are the subject matter of such proceeding.


                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF ERIC LANGAN

     In addition to the representations and warranties of the Stockholders as set forth in Article III herein, Eric Langan ("Langan"), one of the Stockholders, as an officer and director of Taurus, additionally represents and warrants to Rick's as follows:

     Section  4.1     Organization  and Capitalization.  Taurus is a corporation
                      --------------------------------
duly organized, validly existing and in good standing under the laws of the State of Colorado, with full power and authority and all necessary governmental and regulatory licenses, permits and authorizations to carry on the businesses in which it is engaged, to own the properties that it owns currently and will own at the Closing. Taurus is qualified as a foreign corporation and is in good standing in each jurisdiction in which the failure to qualify would have a material adverse effect on the business, properties or condition (financial or otherwise) of Taurus. Taurus does not have any subsidiaries or any other investments or ownership interest in any corporation, partnership, joint venture or other business enterprise, except as set forth in Exhibit 4.2. The authorized capital stock of Taurus consists of 20,000,000 shares of common stock, $.001 par value, of which 4,305,518 shares are validly issued and outstanding; and 10,000,000 shares of preferred stock, none of which are issued. All of such issued and outstanding shares of Taurus Stock have been duly authorized and validly issued and are fully paid and non-assessable. None of the shares were issued in violation of any preemptive rights. Except as set forth in Exhibit 4.2, there are no existing warrants, options, rights of first refusal, conversion rights, calls, commitments or other agreements of any character pursuant to which Taurus is or may become obligated to issue any of its stock or securities. Taurus has no obligation to repurchase, reacquire or redeem any of its outstanding capital stock.

     Section  4.2     Subsidiaries.  Schedule  4.2  sets  forth  a  complete and
                      ------------
accurate list of all Subsidiaries of Taurus, showing (as to each such Subsidiary) the date of its incorporation and the jurisdiction of its incorporation. All of the outstanding capital stock of, or other ownership interests in, each Subsidiary is owned by Taurus, directly or indirectly, free and clear of any lien or any other limitation or limitation or restriction (including restrictions on the right to vote). All outstanding shares of the capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable and are free of any preemptive rights. There are no outstanding securities of any Subsidiary convertible into or evidencing the right to purchase or subscribe for any shares of capital stock of any Subsidiary, there are no outstanding or authorized options, warrants, calls, subscriptions, rights, commitments or any other agreements of any character obligating any Subsidiary to issue any shares of its capital stock or any securities convertible into or evidencing the right to purchase or subscribe for any shares of such stock, and there are no agreements or understandings with respect to the voting, sale, transfer or registration of any shares of capital stock of any Subsidiary.

     Section  4.3     SEC  Reports.  Since  September 30, 1997, Taurus has filed
                      ------------
with the Securities and Exchange Commission (the "SEC") all of the reports required to be filed with the SEC pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended, through the filing of its Form 10-QSB for the quarter ended March 31, 1998. Langan has delivered, and Rick's acknowledges receipt thereof, of Taurus' Form 10-KSB for the fiscal year ended September 30, 1997, its 10-QSB's for the three month periods ended December 31, 1997 and March 31, 1998, and its Form 8-K/A filed with the SEC on May 20, 1998 ("SEC Filings"). To the best of Langan's knowledge, as of their respective dates, the SEC Filings did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     Section 4.4     Financial Information.   Taurus has delivered to Rick's the
                     ---------------------
audited balance sheet of Taurus as of September 30, 1997, together with the related statements of income, changes in shareholder's equity and cash flow for the years then ended, including the related notes, all certified by Simonton, Kutac & Barnidge L.L.P., certified public accountants. In addition, Taurus has delivered to Rick's its interim unaudited financial statements as filed with the SEC for the three month periods ending December 31, 1997 and March 31, 1998, together with financial information provided in its Form 8-K/A as filed with the SEC on May 20, 1998. In addition, Taurus has delivered to Ricks its interim unaudited financial statements as filed with the SEC for the three month periods ended December 31, 1997 and March 31, 1998 (the audited balance sheet and interim financial statements are collectively referred to as the "Financial Statements"). Such Financial Statements, including the related notes, are in accordance with the books and records of Taurus and fairly present the financial position of Taurus and the results of operations and changes in financial position of Taurus as of the dates and for the periods indicated, in each case in conformity with generally accepted accounting principles applied on a consistent basis. Except as, and to the extent reflected or reserved against in the Financial Statements, Taurus, as of the date of the Financial Statements, has no material liability or obligation of any nature, whether absolute, accrued, continued or otherwise, not fully reflected or reserved against in the Financial Statements. As of the Closing Date, there will not have been any adverse change in the financial condition or other operations, business, properties or assets of Taurus other than liabilities incurred in the ordinary course of business in which, in the aggregate, are not in excess of $50,000 from that reflected in the latest Financial Statements of Taurus furnished to Rick's pursuant hereto.

     Section  4.5     Litigation.  Except as disclosed in Exhibit 4.5, there are
                      ----------
no actions, suits or proceedings, formal or informal, pending or, to the best knowledge of Eric Langan, threatened against Taurus, nor is Taurus subject to any order, judgment or decree, except in all cases, whether known or unknown, for matters which, in the aggregate, would not result in a loss to Taurus in excess of $50,000.

     Section  4.6     Taxes.  Except  as  disclosed  in  Exhibit 4.6, Taurus has
                      -----
filed all federal tax returns and reports due or required to be filed, and has paid all taxes, interest payments and penalties, if any, required to be paid with respect thereto. Taurus has made adequate provision for the payment of all taxes accruable for all periods ending on or before the Closing Date to any taxing authority and is not delinquent in the payment of any material tax or governmental charge of any nature.

     Section 4.7     Compliance with Laws.   Except as set forth in Exhibit 4.7,
                     --------------------
Taurus is, and at all times prior to the date hereof has been, to the best of Langan's knowledge, in compliance with all statutes, orders, rules, and regulations applicable to it or to the ownership of its assets or the operation of its business, except for failures to be in compliance that would not have a material adverse effect on the business, properties, condition (financial or otherwise) or prospects of Taurus, and Taurus has no basis to expect to receive, and has not received, any order or notice of any such violation or claim of violation of any such statute, order, rule, ordinance or regulation.

     Section  4.8     Books  and  Records.  The  books of account, minute books,
                      -------------------
stock record books and other records of Taurus, all of which have been made available to Rick's, are accurate and complete in all material respects and have been maintained in accordance with sound business practices.

     Section  4.9     Title  to Properties; Encumbrances.  Taurus has good title
                      ----------------------------------
to all of its properties and assets, real and personal, tangible and intangible, that are material to the condition (financial or otherwise), business, operations or prospects of Taurus, free and clear of all mortgages, claims, liens, security interests, charges, leases, encumbrances and other restrictions of any kind and nature, except (i) as specifically disclosed in Exhibit 4.9,
(ii) as disclosed in the financial statements of Taurus, (iii) statutory liens not yet delinquent, and (iv) such liens consisting of zoning or planning restrictions, imperfections of title, easements, pledges, charges and encumbrances, if any, as do not materially detract from the value or materially interfere with the present use of the property or assets subject thereto or affected thereby.

     Section  4.10     Disclosure.  To  the  best  of  Langan's  knowledge,  no
                       ----------
representation or warranty of Langan contained in this Agreement (including the exhibits and schedules hereto) contains any untrue statement or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

     Section  4.11     Insurance . Taurus and its Subsidiaries maintain adequate
                       ---------
insurance with respect to their respective businesses and are in compliance with all material requirements and provisions thereof.

     Section  4.12     Material Agreements; Action .  Except as set forth in SEC
                       ---------------------------
Filing or on Schedule 4.12, there are no material contracts, agreements, commitments, understandings or proposed transactions, whether written or oral, to which Taurus or any of its Subsidiaries is a party or by which it is bound that involve or relate to: (i) any of their respective officers, directors, stockholders or partners or any Affiliate thereof; (ii) the sale of any of the assets of Taurus or any of its Subsidiaries other than in the ordinary course of business; (iii) covenants of Taurus or any of its Subsidiaries not to compete in any line of business or with any person in any geographical area or covenants of any other person not to compete with Taurus or any of its Subsidiaries in any line of business or in any geographical area; (iv) the acquisition by Taurus or any of its Subsidiaries of any operating business or the capital stock of any other Person; (v) the borrowing of money or (vi) the expenditure of more than $50,000 in the aggregate or the performance by Taurus or any Subsidiary extending for a period more than one year from the date hereof, other than in the ordinary course of business. There have been made available to Rick's and its representatives true and complete copies of all such agreements. All such agreements are in full force and effect. Neither the Company nor any of its Subsidiaries is in default under any such agreements nor is any other party to any such agreements in default thereunder in any respect.

     Section  4.13     Employee  Benefit  Plans .   Taurus is not a party to any
                       ------------------------
employee  benefit  plan.

     Section  4.14     No  Pending  Transactions  .  Except for the transactions
                       -------------------------
contemplated by this Agreement, neither Taurus nor any Subsidiary is a party to or bound by or the subject of any agreement, undertaking, commitment or discussions or negotiations with any person that could result in (i) the sale, merger, consolidation or recapitalization of Taurus or any Subsidiary, (ii) the sale of all or substantially all of the assets of Taurus or any Subsidiary, or
(iii) a change of control of more than five percent of the outstanding capital stock of Taurus or any Subsidiary.

     Section  4.15     No  Undisclosed  Liabilities  .  To  the best of Langan's
                       ----------------------------
knowledge, neither Taurus nor or any Subsidiary has any obligation or liability (contingent or otherwise) that would be required to be reflected in the financial statements of the Company in accordance with GAAP except as reflected in Taurus's Balance Sheet.

     Section  4.16     Indemnification by Langan.     Langan recognizes that the
                       -------------------------
Exchange being conducted with Rick's is based, to a material degree, upon the representations and warranties of Langan as set forth and contained herein and Langan hereby agrees to indemnify and hold harmless Rick's against all damages, costs, or expenses (including reasonable attorney's fees) arising as a result of any breach of representation or warranty or omission made herein by Langan.

     If any action is brought against Rick's in respect of which indemnity may be sought against Langan pursuant to the foregoing paragraph, Rick's shall promptly notify Langan in writing of the institution of such action (but the omission to so notify Langan shall not relieve it from any liability that it may have to Rick's except to the extent Langan is materially prejudiced or otherwise forfeit substantive rights or defenses by reason of such failure), and Langan shall assume the defense of such action, including the employment of counsel to be chosen by Langan to be reasonably satisfactory to Rick's, and payment of expenses. Rick's shall have the right to employ Langan's or their own counsel in any such case, but the fees and expenses of such counsel shall be at Rick's expense, unless the employment of such counsel shall have been authorized in writing by Langan in connection with the defense of such action, or Langan shall not have employed counsel to take charge of the defense of such action, or counsel employed by Langan shall not be diligently defending such action, or Rick's shall have reasonably concluded that there may be defenses available to it which are different from or additional to those available to Langan, or that representation of Rick's by the same counsel would be inappropriate under applicable standards of professional conduct due to actual or potential differing interests between them (in which case Langan shall not have the right to direct the defense of such action on behalf of Rick's), in any of which event such fees and expenses shall be borne by Langan. Anything in this paragraph to the contrary notwithstanding, Langan shall not be liable for any settlement of, or any expenses incurred with respect to, any such claim or action effected without Langan's written consent, which consent shall not be unreasonably withheld. Langan shall not, without the prior written consent of Rick's effect any settlement of any proceeding in respect of which Rick's is a party and indemnity has been sought hereunder unless such settlement includes an unconditional release of Rick's from all liability on claims that are the subject matter of such proceeding.

                                    ARTICLE V
                    REPRESENTATIONS AND WARRANTIES OF RICK'S

     Rick's  hereby  represents  and  warrant  to  the  Stockholders as follows:

     Section  5.1     Organization  and Capitalization.  Rick's is a corporation
                      --------------------------------
duly organized, validly existing and in good standing under the laws of the State of Texas, with full power and authority and all necessary governmental and regulatory licenses, permits and authorizations to carry on the businesses in which it is engaged, to own the properties that it owns currently and will own at the Closing, and to perform its obligations under this Agreement. Rick's is qualified as a foreign corporation and is in good standing in each jurisdiction in which the failure to qualify would have a material adverse effect on the business, properties or condition (financial or otherwise) of Rick's. Rick's does not have any subsidiaries or any other investments or ownership interest in any corporation, partnership, joint venture or other business enterprise, except as set forth in Exhibit 5.2. Immediately prior to the Closing Date the authorized capital stock of Rick's consists of (i) 15,000,000 shares of common stock, $.01 par value of which 4,831,054 shares are validly issued and outstanding, and (ii) 1,000,000 shares of preferred stock $.10 par value, none of which are issued and outstanding. All of such issued and outstanding shares of Rick's Stock have been and all of the shares of Rick's Stock to be issued hereby will be, at the Closing, duly authorized and validly issued and are and will be at the Closing fully paid and non-assessable. None of the shares that were issued and none of the shares to be issued hereby will be in violation of any preemptive rights. Rick's has no obligation to repurchase, reacquire or redeem any of its outstanding capital stock. Rick's also has outstanding 1,160,000 warrants which are exercisable at prices ranging from $3.00 to $4.35 per share.

     Section  5.2     Subsidiaries.  Schedule  5.2  sets  forth  a  complete and
                      ------------
accurate list of all Subsidiaries of Rick's, showing (as to each such Subsidiary) the date of its incorporation and the jurisdiction of its incorporation. All of the outstanding capital stock of, or other ownership interests in, each Subsidiary is owned by Rick's, directly or indirectly, free and clear of any lien or any other limitation or limitation or restriction (including restrictions on the right to vote). All outstanding shares of the capital stock of any Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable and are free of any preemptive rights. There are no outstanding securities of any Subsidiary convertible into or evidencing the right to purchase or subscribe for any shares of capital stock of any Subsidiary, there are no outstanding or authorized options, warrants, calls, subscriptions, rights, commitments or any other agreements of any character obligating any Subsidiary to issue any shares of its capital stock or any securities convertible into or evidencing the right to purchase or subscribe for any shares of such stock, and there are no agreements or understandings with respect to the voting, sale, transfer or registration of any shares of capital stock of any Subsidiary.

     Section  5.3     Authorization.  All corporate action on the part of Rick's
                      -------------
necessary for the authorization, execution, delivery and performance of this Agreement by Rick's has been taken or will be taken prior to the Closing. Rick's has the requisite corporate power and authority to execute, deliver and perform this Agreement. This Agreement has been duly executed and delivered by Rick's, and constitutes a valid and binding obligation of Rick's, enforceable against Rick's in accordance with its terms, subject to bankruptcy, insolvency, reorganization, and other laws of general application relating to or affecting creditors' rights and to general equitable principles.

     Section  5.4     Litigation.  Except as set forth in Exhibit 5.4, there are
                      ----------
no claims, actions, suits or proceedings, formal or informal, pending or, to the best knowledge of Rick's, threatened against Rick's, nor is Rick's subject to any order, judgment or decree, except in either case for matters which, in the aggregate, would not result in a loss to Rick's in excess of $100,000.

     Section  5.5     SEC  Reports.  During  the  last twelve months, Rick's has
                      ------------
filed with the SEC all of the reports required to be filed with the SEC pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended, through the filing of its Form 10-QSB for the quarter ended March 31, 1998. Rick's has delivered, and the Stockholders acknowledge receipt thereof, of Rick's Form 10-KSB for the fiscal year ended September 30, 1997, its 10-QSB's for the three month periods ended December 31, 1997 and March 31, 1998 ("SEC Filings"). To the best of Rick's knowledge, as of their respective dates, the SEC Filings did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     Section  5.6     Taxes.   Rick's  has filed all federal, state or local tax
                      -----
returns and reports due or required to be filed and has paid all taxes, interest payments and penalties, if any, required to be paid with respect thereto, and has made adequate provision for the payment of all taxes accruable for all periods ending on or before the Closing Date to any taxing authority and is not delinquent in the payment of any material tax or governmental charge of any nature.

     Section  5.7     Financial  Information.   Rick's  has  delivered  to  the
                      ----------------------
Stockholders the audited balance sheet of Rick's as of September 30, 1997, together with the related statements of income, changes in shareholder's equity and cash flow for the years then ended, including the related notes, all certified by Jackson & Rhodes, P.C., certified public accountants. In addition, Rick's has delivered to the Stockholders its interim unaudited financial statements as filed with the SEC for the three month periods ended December 31, 1997 and March 31, 1998 (the audited balance sheet and interim financial statements are collectively referred to the as the "Financial Statements"). Such Financial Statements, including the related notes, are in accordance with the books and records of Rick's and fairly present the financial position of Rick's and the results of operations and changes in financial position of Rick's as of the dates and for the periods indicated, in each case in conformity with generally accepted accounting principles applied on a consistent basis. Except as, and to the extent reflected or reserved against in the Financial Statements, Rick's as of the date of the financial statements has no material liability or obligation of any nature, whether absolute, accrued, continued or otherwise, not fully reflected or reserved against in the Financial Statements. As of the Closing Date, there will not have been any adverse change in the financial condition or other operations, business, properties or assets of Rick's in excess of $100,000 from that reflected in the latest financial statements of Rick's furnished to the Stockholders pursuant hereto.

     Section  5.8     Compliance with Laws.  Except as set forth in Exhibit 5.8,
                      --------------------
Rick's is, and at all times prior to the date hereof has been, to the best of its knowledge, in compliance with all statutes, orders, rules, ordinances and regulations applicable to it or to the ownership of its assets or the operation of its businesses, except for failures to be in compliance that would not have a material adverse effect on the business, properties, condition (financial or otherwise) or prospects of Rick's and Rick's has no basis to expect, nor has received, any order or notice of any such violation or claim of violation of any such statute, order, rule, ordinance or regulation.

     Section  5.9     Title  to  Properties;  Encumbrances.  Rick's has good and
                      ------------------------------------
marketable title to all of its properties and assets, real and personal, tangible and intangible, that are material to the condition (financial or otherwise), business, operations or prospects of Rick's, free and clear of all mortgages, claims, liens, security interests, charges, leases, encumbrances and other restrictions of any kind and nature, except (i) as specifically disclosed in Exhibit 5.9, (ii) as disclosed in the Financial Statements of Rick's, (iii) statutory liens not yet delinquent, and (iv) such liens consisting of zoning or planning restrictions, imperfections of title, easements, pledges, charges and encumbrances, if any, as do not materially detract from the value or materially interfere with the present use of the property or assets subject thereto or affected thereby.

     Section  5.10     Disclosure.  Except  as set forth in Exhibit 5.10, to the
                       ----------
best of Rick's knowledge, no representation or warranty of Rick's contained in this Agreement (including the exhibits and schedules hereto) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

     Section  5.11     No  Default.  The  execution, delivery and performance of
                       -----------
this Agreement by Rick's does not and will not constitute a violation or default under or conflict with any contract, agreement, understanding or commitment to which it is a party or by which it is bound or the Certificate of Incorporation or By-Laws of Rick's or any statute, regulation, law, ordinance, judgment, decree, writ, injunction, order or ruling of any government entity.

     Section  5.12     Pending  Claims.  There  is  no  claim,  suit,  action or
                       ---------------
proceeding, whether judicial, administrative or otherwise, pending or, to the best of Rick's's knowledge, threatened that would preclude or restrict the transfer to the Stockholders of the Rick's Stock or the performance of this Agreement by Rick's.

     Section 5.13     Insurance .  Rick's and its Subsidiaries maintain adequate
                      ---------
insurance with respect to their respective businesses and are in compliance with all material requirements and provisions thereof.

     Section  5.14     Employee  Benefit  Plans .   Rick's is not a party to any
                       ------------------------
employee  benefit  plan.

     Section  5.15     No  Pending  Transactions  .  Except for the transactions
                       -------------------------
contemplated by this Agreement, neither Rick's nor any Subsidiary is a party to or bound by or the subject of any agreement, undertaking, commitment or discussions or negotiations with any person that could result in (i) the sale, merger, consolidation or recapitalization of Rick's or any Subsidiary, (ii) the sale of all or substantially all of the assets of Rick's or any Subsidiary, or
(iii) a change of control of more than five percent of the outstanding capital stock of Rick's or any Subsidiary.

     Section  5.16     No  Undisclosed  Liabilities  .  to  the  best  of  its
                       ----------------------------
knowledge, neither Rick's nor or any Subsidiary has any obligation or liability (contingent or otherwise) that would be required to be reflected in the financial statements of the Company in accordance with GAAP except as reflected in Rick's Balance Sheet.

     Section  5.17     Indemnification  by  Rick's  Rick's  recognizes  that the
                       ---------------------------
Exchange being conducted with the Stockholders is based, to a material degree, upon the representations and warranties of Rick's as set forth and contained herein and Rick's hereby agrees to indemnify and hold harmless the Stockholders against all damages, costs, or expenses (including reasonable attorney's fees) arising as a result of any breach of representation or warranty or omission made herein by Rick's.

     If any action is brought against Rick's, the Stockholders (collectively the "Indemnified Parties") in respect of which indemnity may be sought against Rick's pursuant to the foregoing paragraph, the Indemnified Parties shall promptly notify Rick's in writing of the institution of such action (but the omission to so notify Rick's shall not relieve it from any liability that it may have to such Indemnified Parties except to the extent Rick's is materially prejudiced or otherwise forfeits substantive rights or defenses by reason of such failure), and Rick's shall assume the defense of such action, including the employment of counsel to be chosen by Rick's to be reasonably satisfactory to the Indemnified Parties, and payment of expenses. The Indemnified Parties shall have the right to employ Rick's or their own counsel in any such case, but the fees and expenses of such counsel shall be at the Indemnified Party's expense, unless the employment of such counsel shall have been authorized in writing by Rick's in connection with the defense of such action, or Rick's shall not have employed counsel to take charge of the defense of such action, or counsel employed by Rick's shall not be diligently defending such action, or the Indemnified Parties shall have reasonably concluded that there may be defenses available to it which are different from or additional to those available to Rick's, or that representation of such Indemnified Party and Rick's by the same counsel would be inappropriate under applicable standards of professional conduct due to actual or potential differing interests between them (in which case Rick's shall not have the right to direct the defense of such action on behalf of the Indemnified Parties), in any of which event such fees and expenses shall been borne by Rick's. Anything in this paragraph to the contrary notwithstanding, Rick's shall not be liable for any settlement of, or any expenses incurred with respect to, any such claim or action effected without Rick's written consent, which consent shall not be unreasonably withheld. Rick's shall not, without the prior written consent of the Indemnified Parties effect any settlement of any proceeding in respect of which any Indemnified Parties is a party and indemnity has been sought hereunder unless such settlement includes an unconditional release of such Indemnified Parties from all liability on claims that are the subject matter of such proceeding.


                                   ARTICLE VI
                                CLOSING; DELIVERY

     Section  6.1(a)     Closing Documents of the Stockholders.  The obligations
                         -------------------------------------
of Rick's to effect the transactions contemplated hereby are subject to the delivery by the Stockholders at Closing of each of the following documents:

     (i) The Stockholders shall have delivered certificates evidencing their Taurus Common Stock duly endorsed for transfer by the Stockholders to Rick's as contemplated by this Agreement, in form and substance satisfactory to counsel for Ricks.

(ii) The Stockholders shall have executed and delivered to Ricks the Subscription Agreement as contemplated by Section 3.7 hereof.




      Section  6.1(b)     Closing  Documents  of  Ricks.  The obligations of the
                          -----------------------------
Stockholders to effect the transactions contemplated hereby are subject to each of the following conditions:

     (i) Rick's shall have delivered either (i) certificates evidencing Rick's Common Stock, duly executed for issuance by Rick's to the Stockholders as contemplated by this Agreement or (ii) letter of instructions from a duly authorized officer of Rick's to American Securities Transfer, Inc. (Rick's's transfer agent), instructing the transfer agent to duly issue stock certificates evidencing the shares of Common Stock of Rick's to the Stockholders, all as contemplated by this Agreement, in form and substance satisfactory to counsel for the Stockholders.

     (ii)     Ricks  shall  agree  to  undertake  to  file with the Nasdaq Stock
Market,  Inc.,  within          10  days  of  Closing,  a Listing for Additional
Shares which will list the Ricks Stock          to be issued to the Stockholders
at  Closing.


     Section  6.1  (c)     Conditions  to  the  Obligations  of  Ricks  and  the
                           -----------------------------------------------------
Stockholders.  The  obligations  of  Ricks  and  the  Stockholders to effect the
------------
transactions contemplated hereby are further subject to the following condition:

     (i)     The  Board of Directors of Ricks shall have approved and authorized
the          transactions  contemplated  herein.

     (ii) No action, suit or proceeding by or before any court or any governmental or regulatory authority shall have been commenced or threatened, and no investigation by any governmental or regulatory authority shall have been commenced or threatened, seeking to restrain, prevent or challenge the transactions contemplated hereby or seeking judgments against Rick's or the Stockholders.


                                   ARTICLE VII
                                  MISCELLANEOUS

     Section  7.1     Notices.   All  notices  and other communications provided
                      -------
for herein shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid, or overnight air courier guaranteeing next day delivery:

     (a)  If  to  Rick's:

          Rick's  Cabaret  International,  Inc.
          Mr.  Robert  L.  Watters
          3113  Bering  Drive
          Houston,  Texas  77057
          Fax:  (713)  785-0444

          With  a  copy  to:

          Robert  D.  Axelrod
          Axelrod,  Smith  &  Kirshbaum
          5300  Memorial  Drive,  Suite  700
          Houston,  Texas  77007
          Fax:  (713)  552-0202

(b)     If  to  the  Stockholders,  to:

          The  addresses  listed  on  Exhibit  A,  attached  hereto.

          With  a  copy  to:

          Thomas  Pritchard
          Brewer  &  Pritchard
          Texas  Heritage  Building
          1111  Bagby,  24th  Floor
          Houston,  Texas  77002
          Fax:  (713)  659-2430

     All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; three days after being deposited in the mail, postage prepaid, sent certified mail, return receipt requested, if mailed; and the next day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

     If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

     Section  7.2     Assignment.  Neither this Agreement nor any of the rights,
                      ----------
interests or obligations hereunder shall be assigned by any of the parties without the prior written consent of the other parties, which consent will not be unreasonably withheld. This Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective heirs, personal representatives, successors and assigns.

     Section 7.3     Counterparts.  This Agreement may be executed in any number
                     ------------
of counterparts, which taken together shall constitute one and the same instrument and each of which shall be considered an original for all purposes.

     Section  7.4     Section  Headings.  The section headings contained in this
                      -----------------
Agreement are for convenient reference only and shall not in any way affect the meaning or interpretation of this Agreement.

     Section  7.5     Entire  Agreement.  This  Agreement,  the  documents to be
                      -----------------
executed hereunder and the exhibits and schedules attached hereto constitute the entire agreement among the parties hereto pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties pertaining to the subject matter hereof, and there are no warranties, representations or other agreements among the parties in connection with the subject matter hereof except as specifically set forth herein or in documents delivered pursuant hereto. No supplement, amendment, alteration, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the parties hereto. All of the exhibits and schedules referred to in this Agreement are hereby incorporated into this Agreement by reference and constitute a part of this Agreement.

     Section  7.6     Validity.  The  invalidity  or  unenforceability  of  any
                      --------
provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

     Section  7.7     Survival.  The  respective  representations,  warranties,
                      --------
covenants and agreements set forth in this Agreement shall survive the Closing for a period of one year from the execution hereof.

     Section  7.8     Public Announcements.  The parties hereto agree that prior
                      --------------------
to making any public announcement or statement with respect to the transactions contemplated by this Agreement, the party desiring to make such public announcement or statement shall consult with the other parties hereto and exercise their best efforts to (i) agree upon the text of a joint public announcement or statement to be made by all of such parties or (ii) obtain approval of the other parties hereto to the text of a public announcement or statement to be made solely by the party desiring to make such public announcement; provided, however, that if any party hereto is required by law to make such public announcement or statement, then such announcement or statement may be made without the approval of the other parties.

     Section 7.9     Gender.  All personal pronouns used in this Agreement shall
                     ------
include the other genders, whether used in the masculine, feminine or neuter gender, and the singular shall include the plural, and vice versa, whenever appropriate.

     Section  7.10     Choice  of Law.  This Agreement shall be governed by, and
                       --------------
construed in accordance with, the laws of the State of Texas, without regard to principles of conflict of laws.

     Section  7.11     Costs  and  Expenses.  Rick's  and the Stockholders shall
                       --------------------
each pay their own respective fees and disbursements incurred in connection with this Agreement.


     IN WITNESS WHEREOF, the parties hereto have executed or caused this Agreement to be executed effective as of the day and year first above written.


                              RICK'S  CABARET  INTERNATIONAL,  INC.

                              By:__________________________________
                                 Robert  L.  Watters,  President



                              STOCKHOLDER(S):


                              _____________________________________
                              (Signature)
                              _____________________________________
                              (Printed  Name)

                              Address:_____________________________

                              _____________________________________

                              _____________________________________

                              STOCKHOLDER(S):


                              _____________________________________
                              (Signature)
                              _____________________________________
                              (Printed  Name)

                              Address:_____________________________

                              _____________________________________

                              _____________________________________